                                                                    EXHIBIT 4.05

                                     FORM OF
                     INITIAL WARRANT AND ADDITIONAL WARRANT

          THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                    WARP TECHNOLOGY HOLDINGS, INC.

                   WARRANT TO PURCHASE [ ] SHARES OF
              COMMON STOCK, PAR VALUE $0.00001 PER SHARE

[___________], 2005                                             Warrant No. [  ]

      For value received, WARP TECHNOLOGY HOLDINGS, INC., a Nevada corporation (the "CORPORATION"), hereby certifies that [__________________________], or its registered transferees, successors or assigns (each person or entity holding all or part of this Warrant being referred to as a "HOLDER"), is the registered holder of warrants (the "WARRANTS") to subscribe for and purchase [INSERT NUMBER OF SHARES IN WORDS (######) ] shares (as adjusted pursuant to Section 3 hereof, the "WARRANT SHARES") of the fully paid and nonassessable common stock, par value $0.00001 per share (the "COMMON STOCK"), of the Corporation, at a purchase price per share initially equal to ONE DOLLAR AND TWENTY FIVE CENTS ($1.25) (the "WARRANT PRICE") on or before, 5:00 P.M., Eastern Time, on [JANUARY _____, 2010] (the "EXPIRATION DATE"), subject to the provisions and upon the terms and conditions hereinafter set forth; provided, however, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of
Section 1(b) below shall apply. As used in this Warrant, the term "BUSINESS DAY" means any day other than a Saturday or Sunday on which commercial banks located in New York, New York are open for the general transaction of business. This Warrant has been issued pursuant to a certain Senior Note and Warrant Purchase Agreement, dated as of January [ ], 2005, by and among the Corporation and the Purchasers signatory thereto (the "PURCHASE AGREEMENT"). All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

      1. Exercise.

            (a) Method of Exercise; Payment; Issuance of New Warrant.

                  (i) Subject to the provisions hereof, the Holder may exercise this Warrant, in whole or in part and from time to time, by the surrender of this Warrant (with the Notice of Exercise attached hereto as APPENDIX A duly executed) at the principal office of the Corporation, or such other office or agency of the Corporation as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day, and the payment by the Holder by cash, certified check payable to the Corporation or wire transfer of immediately available funds to an account designated to the exercising Holder by the Corporation of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased, or in the event of a cashless exercise pursuant to Section 1(c) below, with the Net Issue Election Notice attached hereto as APPENDIX B duly executed and completed. On the date on which the Holder shall have satisfied in full the Holder's obligations set forth herein regarding an exercise of this Warrant (provided such date is prior to the Expiration Date), the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date.

                  (ii) In the event of any exercise of the rights represented by this Warrant, certificates for the whole number of shares of Common Stock so purchased shall be delivered to the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) as promptly as is reasonably practicable (but not later than three (3) Business Days) after such exercise at the Corporation's expense, and, unless this Warrant has been fully exercised, a new Warrant representing the whole number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as reasonably practicable thereafter (but not later than three (3) Business Days) after such exercise.

            (b) Automatic Exercise. If any portion of this Warrant remains unexercised as of the Expiration Date and the Fair Market Value of one share of Common Stock as of the Expiration Date is greater than the applicable Warrant Price as of the Expiration Date, then this Warrant shall be deemed to have been exercised automatically immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a Business Day, the immediately preceding Business Day) (the "AUTOMATIC EXERCISE DATE") in the manner provided in Section 1(c) below, and the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Corporation on the Automatic Exercise Date by virtue of this Section 1(b) without any action by the Holder. As promptly as is reasonably practicable on or after the Automatic Exercise Date, but in no event prior to the date on which this Warrant is surrendered to the Corporation at the principal office of the Corporation, or such other office or agency of the Corporation as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day, the

Corporation at its expense shall issue and deliver to the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) a certificate or certificates for the number of Warrant Shares issuable upon such exercise, in accordance with Section 1(c).

            (c) Cashless Right to Convert Warrant into Common Stock. Notwithstanding any provision herein to the contrary, if as of the date of exercise of all or a part of this Warrant, the Fair Market Value for one share of Common Stock is greater than the Warrant Price, then in lieu of exercising this Warrant for cash, the Holder may elect to receive, without the payment by the Holder of the Warrant Price, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as APPENDIX B duly executed and completed, at the office of the Corporation, or such other office or agency of the Corporation as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day. Thereupon, the Corporation shall issue to the Holder such number of fully paid, validly issued and nonassessable Warrant Shares, as is computed using the following formula:

                                   X=Y(A-B)
                                     ------
                                        A

where

                  X = the number of shares of Common Stock to be issued to the Holder (or such other person or persons as directed by the Holder, subject to compliance with all applicable laws) upon such exercise of the rights under this
Section 1(c)

                  Y = the total number of shares of Common Stock covered by this Warrant which the Holder has surrendered for cashless exercise

                  A = the "Fair Market Value" of one share of Common Stock on the date that the Holder delivers the Net Issue Election Notice to the Corporation as provided herein

                  B = the Warrant Price in effect under this Warrant on the date that the Holder delivers the Net Issue Election Notice to the Corporation as provided herein

The "FAIR MARKET VALUE" of a share of Common Stock as of a particular date (the "VALUATION DATE") shall mean the following:

                  (i) if the Common Stock is then listed on a national securities exchange, the average closing sale price of one share of Common Stock on such exchange over the ten (10) trading days ending on the last trading day prior to the Valuation Date; provided that if such stock has not traded in the ten (10) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading days during which the Common Stock has traded prior to the Valuation Date;

                  (ii) if the Common Stock is then included in The Nasdaq Stock Market, Inc. ("NASDAQ"), the average closing sale price of one share of Common Stock on Nasdaq over the ten (10) trading days ending on the last trading day prior to the Valuation Date or, if no closing sale price is available for any of such ten (10) trading days, the closing sale price for such day shall be determined as the average of the high bid and the low ask price quoted on Nasdaq as of the end of such trading day; provided that if the Common Stock has not traded in the ten (10) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading days during which the Common Stock has traded prior to the Valuation Date;

                  (iii) If the Common Stock is then included in the Over-the-Counter Bulletin Board, the average closing sale price of one share of Common Stock on the Over-the-Counter Bulletin Board over the ten
      (10) trading days ending on the last trading day prior to the Valuation Date or, if no closing sale price is available for any of such ten (10) trading days, the closing sale price for such day shall be determined as the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of such trading day; provided that if the Common Stock has not traded in the ten (10) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading days during which the Common Stock has traded prior to the Valuation Date;

                  (iv) if the Common Stock is then included in the "pink sheets", the average closing sale price of one share of Common Stock on the "pink sheets" over the ten (10) trading days ending on the last trading day prior to the Valuation Date or, if no closing sale price is available for any of such ten (10) trading days, the closing sale price for such day shall be determined as the average of the high bid and the low ask price quoted on the "pink sheets" as of the end of such trading day; provided that if the Common Stock has not traded in the ten (10) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading days during which the Common Stock has traded prior to the Valuation Date; or (v) if the Common Stock is not then listed on a national securities exchange or quoted on Nasdaq or the Over-the-Counter Bulletin Board or the "pink sheets", the Fair Market Value of one share of Common Stock as of the Valuation Date shall be determined in good faith by the Board of Directors of the Corporation (the "BOARD").

      2. Reservation of Shares; Stock Fully Paid; Listing. Upon the effectiveness of the Amendment, the Corporation shall keep reserved a sufficient number of shares of the authorized and unissued shares of Common Stock to provide for the exercise of the rights of purchase represented by this Warrant in compliance with its terms. All Warrant Shares issued upon exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon payment in full of the Warrant Price therefor in accordance with the terms of this Warrant (or proper exercise of the cashless exercise rights contained in Section 1(c) hereof), duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Corporation. The Corporation shall during all times prior to the Expiration Date when the shares of Common Stock issuable upon the exercise of this Warrant are authorized for listing or quotation on any national securities exchange, Nasdaq (or the Over-the-Counter Bulletin Board or the "pink sheets", as the case may be), keep the shares of Common Stock issuable upon the exercise of this Warrant authorized for listing or quotation on such national securities exchange, Nasdaq (or the Over-the-Counter Bulletin Board or the "pink sheets", as the case may be).

      3. Adjustments and Distributions.

      3.1 If the Corporation shall, while this Warrant is outstanding, issue or sell shares of its Common Stock or "Common Stock Equivalents" (as defined below) without consideration or at a price per share or "Net Consideration Per Share" (as defined below) less than the Warrant Price in effect immediately prior to such issuance or sale, then in each such case the Warrant Price then in effect at such time, except as hereinafter provided, shall be lowered so as to be equal to the Net Consideration Per Share.

            (a) Common Stock Equivalents.

                  (i) General. For the purposes of this Warrant, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities (including, without limitation, securities evidencing indebtedness) convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Warrant Price shall be made under this Warrant upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

                  (ii) Adjustments for Adjustment, Cancellation or Expiration of Common Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Warrant, then, upon the effectiveness of each such change, the Warrant Price will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the Warrant Price since the date of issuance of such Common Stock Equivalents been made to such Warrant Price as adjusted pursuant to clause (1) above. Any adjustment of the Warrant Price which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Corporation at a price per share at or less than the original purchase price, so that the Warrant Price effective immediately upon such cancellation or expiration shall be equal to the Warrant Price that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and
                        (2) had the adjustments made to the Warrant Price since the date of issuance of such Common Stock Equivalents been made to the Warrant Price which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

            (b) Net Consideration Per Share. For purposes of this Warrant, the "Net Consideration Per Share" which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall be determined as follows:

                  (i) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the maximum aggregate number of shares of Common Stock (without regard to any provision contained therein providing for a subsequent adjustment to such number) that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                  (ii) The "Net Consideration Per Share" which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

            (c) Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for their fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

            (d) Consideration Other than Cash. For purposes of this Warrant, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of Common Stock or the issuance of any of the securities described in this Warrant consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

            (e) Exceptions to Anti-Dilution Adjustments. This Section 3.1 shall not apply (A) under any of the circumstances which would constitute an Extraordinary Common Stock

Event (as described below) (such circumstances being accounted for pursuant to Section 3.2 hereof), (B) to the issuance of Common Stock upon the conversion of the Corporation's Series C Preferred Stock, Series B Preferred Stock or Series B-2 Preferred Stock, (C) to the issuance of the Series C Preferred Stock and the warrants issued in connection therewith or (D) upon the exercise of this Warrant or any Initial Warrants or Additional Warrants or any warrants issued in connection with the Series C Preferred Stock or other warrants or options to purchase shares of Common Stock, or other securities convertible into shares of Common Stock, outstanding prior to the original issue date of this Warrant. Further, the adjustments described in this Section 3.1 shall not apply with respect to the issuance or sale of shares of Common Stock, or the grant of options exercisable therefor, issued or issuable after the original issue date of this Warrant to:

                  (i) directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan, consultant equity compensation plan or arrangement approved by the Board of Directors or an authorized committee thereof, including any repurchase or stock restriction agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Directors;

                  (ii) capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions;

                  (iii) capital stock, or warrants or options to purchase
                        capital stock, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation; and

                  (iv) capital stock issued or issuable to an entity as a component of any business relationship with such entity for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Corporation's products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors.

            (f) No Fractional Adjustments. No adjustment of the Warrant Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward and prior to exercise, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

            (g) No Increased Warrant Price. Notwithstanding any other provisions of this Section 3, except to the limited extent provided for in Sections 3.1(a)(ii), no adjustment of the

Warrant Price pursuant to this Section 3 shall have the effect of increasing the Warrant Price above the Warrant Price in effect immediately prior to such adjustment.

      3.2 Adjustment Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Warrant Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Warrant Price which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

      An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

      3.3 Adjustment Upon Certain Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had this Warrant been exercised immediately prior to such event.

      3.4 Adjustment Upon Capital Reorganization or Reclassification. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event provided for in Section 3.2, a dividend or other distribution provided for in Section 3.3, or a merger or other transaction provided for in
Section 3.5), then and in each such event, the Holder shall have the right thereafter to receive, upon exercise of this Warrant, in lieu of the number of shares of Common Stock which the Holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock for which this Warrant could have been exercised immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

      3.5 Adjustment for Merger or Reorganization, etc.

            (a) In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation: if the surviving entity shall consent in writing to the following provisions, then this Warrant shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 3 with respect to the rights and interest thereafter of the Holder of this Warrant, to the end that the provisions set forth in this Section 3 (including provisions with respect to changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as nearly as reasonably possible, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

            (b) The provision for such rights on each of this Warrant shall be a condition precedent to the consummation by the Corporation of any such transaction.

      3.6 Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Warrant Price, the Corporation at its expense will furnish the Holder with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

      3.7 Further Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to receive any shares of capital stock of the Corporation other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

      3.8 Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to this Section 3, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately thereafter.

      4. Transfer Taxes. The Corporation will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Corporation shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Corporation the amount of such tax or has established to the Corporation's reasonable satisfaction that such tax has been paid.

      5. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Corporation shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable and customary indemnity or bond with respect thereto, if requested by the Corporation.

      6. Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise or cashless exercise hereunder, and in lieu of any such fractional shares the Corporation shall make a cash payment therefor to the Holder (or such other person or persons as directed by the Holder, subject to compliance with all applicable laws) based on the Fair Market Value of a share of Common Stock on the date of exercise or cashless exercise of this Warrant.

      7. Compliance with Securities Act and Legends. The Holder, by acceptance hereof, agrees that it will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, as amended (the "1933 ACT"), or any state's securities laws. All shares of Common Stock issued upon exercise of this Warrant (unless registered under the 1933
Act) shall be stamped or imprinted with a legend as follows:

         THIS SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

      8. Rights as a Stockholder. Except as expressly provided in this Warrant, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Corporation which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

      9. Modification and Waiver. This Warrant and any provision hereof shall not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the then current Holder, and such change, waiver, discharge or termination shall be binding on any future Holder, provided, however, that no such changes shall be applicable to the other warrants issued pursuant to the Purchase Agreement unless the holders thereof expressly agree thereto in writing.

      10. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in accordance with the terms of the Purchase Agreement.

      11. Descriptive Headings. The descriptive headings contained in this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

      12. Governing Law. The validity, interpretation and performance of this Warrant shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law.

      13. Acceptance. Receipt and execution of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

      14. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Pacific Stock Transfer Company. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Corporation's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant, the Corporation will mail to the Holder a statement setting forth the name and address of such transfer agent.

      15. No Impairment of Rights. The Corporation will not, by amendment of its Certificate of Incorporation or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment.

      16. Assignment. Subject to the terms hereof and compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the Warrant Shares then purchasable hereunder. Upon surrender of this Warrant to the Corporation, together with a properly endorsed notice of transfer (an "ASSIGNMENT FORM"), for transfer of this Warrant in its entirety by the Holder, the Corporation shall issue a new warrant of the same denomination to the designated transferee. Upon surrender of this Warrant to the Corporation, together with a properly endorsed Assignment Form, by the Holder for transfer with respect to a portion of the Warrant Shares then purchasable hereunder, the Corporation shall issue a new warrant to the designated transferee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been transferred. In addition to, and not in limitation of, the foregoing, a Holder that is a corporation, a partnership or a limited liability company, may distribute any portion of this Warrant to its respective shareholders, partners or members. Unless and until the provisions for assignment set forth herein have been fully complied with, the Corporation may treat the last registered Holder as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

      17. Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger or other business combination or reclassification involving the Corporation as contemplated in Section 3 of this Warrant. By written notice to the Corporation, the Holder may waive the provisions of this Section but any such waiver will not be effective until the 61st day after such notice is delivered to the Corporation.

                  [Remainder of Page Left Intentionally Blank]

      IN WITNESS WHEREOF, the Corporation and the Holder have caused this Warrant to be executed on their behalf by one of their officers thereunto duly authorized.

                                              WARP TECHNOLOGY HOLDINGS, INC.

                                              By:_______________________________

                                              Name:_____________________________

                                              Title:____________________________

                           [Signature Page -- Warrant]

                                   APPENDIX A

                               NOTICE OF EXERCISE

To:   WARP TECHNOLOGY HOLDINGS, INC.

1. The undersigned hereby irrevocably elects to purchase [_____] shares of Common Stock of WARP TECHNOLOGY HOLDINGS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, by [cash, certified check/wire transfer, or surrender of the originally executed Warrant] [SELECT THE APPLICABLE METHOD OF PAYMENT].

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

________________________________
________________________________
         (Name)

________________________________
         (Address)

_______________________ (Signature)
__________________(Date)

3. Please issue a new Warrant of equivalent form and tenor for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

________________________________

Date: __________________________

(Warrantholder) ________________

Name: (Print) __________________

By:_____________________________

                                   APPENDIX B

                            NET ISSUE ELECTION NOTICE

To: WARP TECHNOLOGY HOLDINGS, INC.

Date:[_________________________]

      The undersigned hereby elects under Section 1(c) of this Warrant to surrender the right to purchase [____________] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [_____________] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

_______________________________________
Signature

_______________________________________
Name for Registration

_______________________________________
Mailing Address

                                       B-1